MORGAN STANLEY CALIFORNIA TAX-FREE
DAILY INCOME TRUST

INSTRUMENT ESTABLISHING AND
DESIGNATING
ADDITIONAL CLASSES OF SHARES


WHEREAS, Morgan Stanley California Tax-Free Daily
Income Trust (the "Trust") was established by the Declaration of Trust dated April 20, 1988, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9(g) of the Declaration provides that the establishment and designation of any additional classes of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such classes, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have established and designated one class of shares (the "Existing
Class"); and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional class of shares to be known as the "S Class" and redesignate the Existing Class to be known as the "R Class" such change to be effective on June 24, 2016;

NOW, THEREFORE:

1. Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated an additional class of shares, to be known as the S Class, which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the Amended Multi-Class Plan attached hereto as EXHIBIT A sets forth differences among each of the Existing Class and the S Class.

2.  The Existing Class is hereby redesignated the "R
Class."

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

5. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 21st day of April, 2016.


/s/ Frank L.
Bowman________________
_______
Frank L. Bowman, as
Trustee, and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Kathleen A.
Dennis__________________
_____
Kathleen A. Dennis, as
Trustee, and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Nancy C.
Everett__________________
_____
Nancy C. Everett, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036
/s/ Jakki L.
Haussler_________________
______
Jakki L. Haussler, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ James F.
Higgins_________________
______
James F. Higgins, as Trustee,
and not individually
c/o Morgan Stanley
One New York Plaza
New York, NY 10004

/s/ Manuel H.
Johnson_________________
_____
Dr. Manuel H. Johnson, as
Trustee, and not individually
c/o Johnson Smick
International, Inc.
220 I St. NE, Suite 200
Washington, D.C. 20002

/s/ Joseph J.
Kearns__________________
_____
Joseph J. Kearns, as Trustee,
and not individually
c/o Kearns & Associates LLC
23823 Malibu Road
S-50-440
Malibu, CA 90265

/s/ Michael F.
Klein___________________
____
Michael F. Klein, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Michael E.
Nugent__________________
_____
Michael E. Nugent, as
Trustee, and not individually
c/o Morgan Stanley
522 Fifth Avenue
New York, NY 10036


/s/ W. Allen
Reed___________________
____
W. Allen Reed, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Fergus
Reid____________________
___
Fergus Reid, as Trustee, and
not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564




Exhibit A

MONEY MARKET FUNDS
AMENDED AND RESTATED MULTIPLE
CLASS PLAN
PURSUANT TO RULE 18f-3

INTRODUCTION

       This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 Act"), and will be effective as of November 1, 2005, as amended and restated as of July
31, 2011 and April 21, 2016. The Plan relates to shares of the open-end investment companies to which Morgan
Stanley Investment Management Inc. acts as investment adviser, that are listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.       	DISTRIBUTION ARRANGEMENTS

       One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structure described below. The Classes are further differentiated by a distribution arrangement whereupon the Reserve and R Classes settle purchase orders on the next business day and AA Sweep and S Classes settle purchase orders same day, as described in a Fund's prospectus and statement of additional information.

1.           RESERVE CLASS

       Reserve Class shares are offered at net asset value per share without the imposition of any sale charge. Reserve Class shares are also subject to payments under the Funds' Amended and Restated
Shareholder Services Plan to pay participating broker-dealers compensation for the provision of services to shareholders incurred by them specifically on behalf of the Reserve Class, assessed at an annual rate of up to 0.15% of average daily net assets of the Reserve Class.

2.    	AA SWEEP CLASS

       AA Sweep Class shares are offered at net asset value per share without the imposition of any sales charge. AA Sweep Class shares are also subject to payments under the Funds' Amended and Restated
Shareholder Services Plan to pay participating broker-dealers compensation for the provision of services to shareholders incurred by them specifically on behalf of the AA Sweep Class, assessed at an annual rate of up to 0.15% of average daily net assets of the AA Sweep
Class.  AA Sweep Class will be offered solely to Active
Assets account holders as further described in the Fund's prospectus and statement of additional information.

3.       	S CLASS

       S Class shares are offered at net asset value per share without the imposition of any sales charge. S
Class shares are also subject to payments under the Funds' Amended and Restated Shareholder Services
Plan to pay participating broker-dealers compensation for the provision of services to shareholders incurred by them specifically on behalf of the S Class, assessed at an annual rate of up to 0.15% of average daily net assets of the S Class.

4.         	R CLASS

       R Class shares are offered at net asset value per share without the imposition of any sales charge. R
Class shares are also subject to payments under the Funds' Amended and Restated Shareholder Services
Plan to pay participating broker-dealers compensation for the provision of services to shareholders incurred by them specifically on behalf of the R Class, assessed at an annual rate of up to 0.15% of average daily net assets of the R Class.

5.      	ADDITIONAL CLASSES OF SHARES

       The Boards of Trustees of the Fund has the authority to create additional Classes, or change existing
Classes, from time to time, in accordance with Rule 18f-
3 under the 1940 Act.

II.       	EXPENSE ALLOCATIONS

       Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that service fees relating to a particular Class are allocated directly that that Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), shall be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class and the direct allocation to that Class is approved by the Fund's Board of Trustees.

III.     	CLASS DESIGNATION

       All shares of Morgan Stanley New York
Municipal Money Market Trust held prior to
November 1, 2005 have been designated Reserve
Class shares.  All shares of the Funds, except Morgan
Stanley New York Municipal Money Market Trust, held prior to April 21, 2016 have been designated R
Class shares.

IV.    	EXCHANGE PRIVILEGES

       Shares of a Class may be exchanged for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectus and statement of additional information of a Fund. The exchange privilege of a Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies or in certain instances without notice as described in each Fund's prospectus. Shares of the AA
Sweep Class will not be exchangeable with other investment companies.

V.       	VOTING

       Each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.




MONEY MARKET FUNDS
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18F-3
SCHEDULE A
AT APRIL 21, 2016

RESERVE CLASS SHARES

Morgan Stanley New York Municipal Money Market
Trust

SWEEP CLASS SHARES

Morgan Stanley New York Municipal Money Market
Trust

S CLASS SHARES

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley Tax-Free Daily Income Trust

Morgan Stanley U.S. Government Money Market Trust

R CLASS SHARES

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley Tax-Free Daily Income Trust

Morgan Stanley U.S. Government Money Market Trust

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